EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT (1)(2)(3)

          The subsidiary companies of The Goodyear Tire & Rubber Company at December 31, 2001, and the places of incorporation or organization thereof, are:

Place of
Incorporation
Name of Subsidiary	or Organization

United States

Allied Tire Sales, Inc.	Florida

Belt Concepts of America, Inc.	Delaware

Celeron Corporation	Delaware

Cosmoflex, Inc.	Delaware

Divested Atomic Corporation	Delaware

Divested Companies Holding Company	Delaware

The Kelly-Springfield Tire Corporation	Delaware

*Goodyear Dunlop Tires North America, Ltd	Ohio

Goodyear International Corporation	Delaware

The Goodyear Rubber Plantations Company	Ohio

Goodyear-SRI Global Purchasing Company	Ohio

Goodyear-SRI Global Technology LLC	Ohio

Goodyear Western Hemisphere Corporation	Delaware

Retreading L Inc	Delaware

Utica Converters Inc	Delaware

Wheel Assemblies Inc.	Delaware

Wingfoot A/R LLC	Delaware

Wingfoot Commercial Tire Systems LLC	Ohio

Wingfoot Corporation	Delaware

Wingfoot Ventures Four Inc.	Delaware

Wingfoot Ventures Eight Inc.	Delaware

Wingfoot Ventures Thirteen Inc.	Delaware

Wingfoot Ventures Fifteen Inc.	Delaware

International

Air Treads Canada Inc.	Canada

*Banden Retail Nederland B.V	Netherlands

Compania Anonima Goodyear de Venezuela	Venezuela

Compania Goodyear del Peru, S.A.	Peru

Compania Goodyear, S.A. de C.V.	Mexico

Contred (Proprietary) Limited	South Africa

Corporacion Industriales Mercurio, S.A. de C.V.	Mexico

*Dunlop Airsprings	France

Dunlop Canada	Canada

*Dunlop France	France

*Dunlop GmbH & Co. KG	Germany

*Dunlop Grund und Service Verwaltungs GmbH	Germany

*Dunlop Pneumatici SpA	Italy

*Dunlop Tyres Limited	England

*Dunlop Grund und Versicherughs Service GmbH	Germany

*Dunlop Versicherungsservice GmbH	Germany

*Eurosava Srl	Italy

Firma Oponiarska Debica S.A.	Poland

*Fulda Reifen GmbH & Co. KG	Germany

*ForMa Formen und Maschinenbau GmbH	Germany

GHS Goodyear Handelssysteme GmbH	Germany

Goodyear Australia Pty Limited	Australia

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Place of
Incorporation
Name of Subsidiary	or Organization

Goodyear Aviation Japan, Ltd	Japan

Goodyear Belting Pty Limited	Australia

Goodyear Canada Inc.	Canada

Goodyear Dalian Tire Company Ltd.	People’s Republic of China

Goodyear de Chile S.A.I.C.	Chile

Goodyear de Colombia S.A.	Colombia

Goodyear do Brasil Productos de Borracha Ltda	Brazil

*Goodyear Dunlop Financial Service GmbH	Germany

*Goodyear Dunlop Tires Austria GmbH	Austria

*Goodyear Dunlop Tires Baltic A.S.	Estonia

*Goodyear Dunlop Tires Belgium N.V.	Belgium

*Goodyear Dunlop Tires Czech s.r.o.	Czech Republic

*Goodyear Dunlop Tires Denmark A/S	Denmark

Goodyear Dunlop Tires Espana S.A.	Spain

*Goodyear Dunlop Tires Europe B.V.	Netherlands

*Goodyear Dunlop Tires Finland OY	Finland

*Goodyear Dunlop Tires Germany GmbH	Germany

*Goodyear Dunlop Tires Hellas S.A.I.C.	Greece

*Goodyear Dunlop Tires Ireland Limited	Ireland

*Goodyear Dunlop Tires Italia SRL	Italy

*Goodyear Dunlop Tires Hungary Trading Limited Liability Co.	Hungary

*Goodyear Dunlop Tyres Norge A/S	Norway

*Goodyear Dunlop Tires Polska Sp z.o.o.	Poland

*Goodyear Dunlop Tires Slovakia s.r.o.	Slovakia

*Goodyear Dunlop Tires Slovenia	Slovenia

*Goodyear Dunlop Tires Suisse S.A.	Switzerland

*Goodyear Dunlop Tires Sverige A.B.	Sweden

Goodyear Chemical Products S.A.S.	France

Goodyear Earthmover Pty Ltd	Australia

Goodyear Engineered Products B.V.	Belgium

Goodyear Engineered Products Europe d.o.o.	Slovenia

Goodyear Engineered Products Europe Joint Venture Holding d.o.o.	Slovenia

Goodyear Export Limited	Bermuda

Goodyear Export Sales Corporation	Barbados

Goodyear Finance Holding S.A.	Luxembourg

Goodyear France Aviation Products S.A.	France

*Goodyear France S.A.	France

*Goodyear GmbH & Co. KG	Germany

*Goodyear Great Britain Limited	England

Goodyear Holding Compania Anonima	Venezuela

Goodyear India Limited	India

Goodyear Industrial Rubber Products Ltd.	England

*Goodyear Italiana S.p.A.	Italy

Goodyear Jamaica Limited	Jamaica

Goodyear Korea Company	Korea

Goodyear Lastikleri Turk Anonim Sirketi	Turkey

*Goodyear Luxembourg Tires S.A.	Luxembourg

Goodyear Malaysia Berhad	Malaysia

Goodyear Marketing & Sales Snd. Bhd.	Malaysia

Goodyear Maroc S.A.	Morocco

*Goodyear Nederland B.V.	Netherlands

Goodyear New Zealand, Ltd.	New Zealand

Goodyear Philippines, Inc.	Philippines

Goodyear Productos Industriales S. de R.L. de C.V.	Mexico

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Place of
Incorporation
Name of Subsidiary	or Organization

Goodyear Qingdao Engineered Elastomers Company Ltd.	People’s Republic of China

Goodyear Russia LLC	Russia

Goodyear S.A.	France

Goodyear S.A.	Luxembourg

Goodyear Singapore Pte Limited	Singapore

Goodyear Solid Woven Belting (Pty) Limited	South Africa

Goodyear South Africa (Proprietary) Limited	South Africa

Goodyear South Asia Tires Private Limited	India

Goodyear SRI Global Purchasing Yugen Vaisha & Co. Ltd	Japan

Goodyear Taiwan Limited	Republic of China

Goodyear (Thailand) Public Company Limited	Thailand

Goodyear Tyres Pty Ltd	Australia

Goodyear Wingfoot KK	Japan

Gran Industria de Neumaticos Centroamericana, S.A.	Guatemala

*Holert Konz GmbH	Germany

Intertyre (Pty) Ltd.	South Africa

*KDIS Distribution	France

*National Account Service GmbH	Germany

Neumaticos Goodyear S.R.L.	Argentina

Nippon Giant Tire Co., Ltd.	Japan

Numazu G.Y. KK	Japan

*Pneu Holding	France

*Pneumant Reifen GmbH	Germany

*Pneumant Reifen GmbH & Co KG	Germany

Productos Industriales, Compania Anonima	Venezuela

Property Leasing S.A.	Luxembourg

P.T. Goodyear Indonesia Tbk	Indonesia

P.T. Goodyear Sumatra Plantations	Indonesia

Rubber & Associated Manufacturing (Pty) Ltd.	South Africa

RVM Reifen Vertriebsmanagement GmbH	Germany

Sava Tires, d.o.o.	Slovenia

Sava Tires Joint Venture Holding, d.o.o.	Slovenia

*S. A. Vulco Belgium N.V.	Belgium

Servicios Y Montajes Eagle, S. de R.L.	Mexico

*Societe Isseenne de Particpations	France

*SP Brand Holding GEIE	Belgium

The Goodyear Orient Company Pte Limited	Singapore

Trentyre (Natal) (Pty) Ltd	South Africa

Tycon Retreading Products (Pty) Ltd	South Africa

*Vulco Development	France

*Vulco France	France

Wingfoot de Chihuahua, S. de R.L. de C.V.	Mexico

Wingfoot Canada Finance Ltd. NRO	Canada

Wingfoot Insurance Company Limited	Bermuda

(1)	Each of the 143 subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2)	Each of the 143 subsidiaries named in the foregoing list is directly or indirectly wholly-owned by Registrant, except that: (i) each of the subsidiaries listed above marked by an asterisk preceding its name is 75% owned by the Company; and (ii) in respect of each of the following subsidiaries Registrant owns the indicated percentage of such subsidiary’s equity capital: Goodyear-SRI Global Purchasing Company, 80%; Goodyear-SRI Global

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Technology LLC, 51%; Wingfoot Commercial Tire Systems, LLC, 81%; Compania Goodyear del Peru S.A., 78%; Goodyear Aviation Japan Ltd., 85%; Goodyear India Limited, 74%; Goodyear Jamaica Limited, 60%; Goodyear Lastikleri Turk Anonim Sirketi, 59.41%; Goodyear Malaysia Berhad, 51%; Goodyear Maroc S.A., 55%; Goodyear Qingdao Engineered Elastomers Company Ltd., 60%; Goodyear Taiwan Limited, 75.5%; Goodyear (Thailand) Public Company Limited, 66.8%; Gran Industria de Neumaticos Centroamericana, S.A., 76%; P.T. Goodyear Indonesia Tbk, 85%; Goodyear Philippines Inc., 85.5%; Firma Oponiarska Debica S.A., 59.87%; P.T. Goodyear Sumatra Plantations, 95%; Nippon Giant Tire Co., Ltd., 65%; Goodyear-SRI Global Purchasing Yugen Vaisha & Co., 80%; Goodyear Market & Sales Snd Shd, 51%: Sava Tires, d.o.o., 60%; Sava Tires Joint Venture Holding d.o.o., 60% and Goodyear South Asia Tires Private Limited, 96.73%.

(3)	In accordance with paragraph (ii) of Part 22 of Item 601(b) of Regulation S-K, the names of approximately 71 subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in the applicable regulations.

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